Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them Statements on Schedule 13D or Schedule 13G, as applicable (including amendments thereto), with regard to the securities of Orchard Supply Hardware Stores Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to any such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of February 14, 2012.

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ESL PARTNERS, L.P.

By:	RBS Partners, L.P., as its general partner

By:	ESL Investments, Inc., as its general partner

By:	/s/ Adrian J. Maizey
Name: Adrian J. Maizey Title: Chief Financial Officer

ESL INSTITUTIONAL PARTNERS, L.P.

By:	RBS Investment Management, L.L.C., as its general partner

By:	ESL Investments, Inc., as its manager

By:	/s/ Adrian J. Maizey
Name: Adrian J. Maizey Title: Chief Financial Officer

ESL INVESTORS, L.L.C.

By:	RBS Partners, L.P., as its manager

By:	ESL Investments, Inc., as its general partner

By:	/s/ Adrian J. Maizey
Name: Adrian J. Maizey Title: Chief Financial Officer

ESL INVESTMENTS, INC.

By:	/s/ Adrian J. Maizey
Name: Adrian J. Maizey Title: Chief Financial Officer

CRK PARTNERS, LLC

By:	ESL Investments, Inc., as its general partner

By:	/s/ Adrian J. Maizey
Name: Adrian J. Maizey Title: Chief Financial Officer

TYNAN, LLC

By:	/s/ William C. Crowley
Name: William C. Crowley Title: Manager

RBS PARTNERS, L.P.

By:	ESL Investments, Inc., as its general partner

By:	/s/ Adrian J. Maizey
Name: Adrian J. Maizey Title: Chief Financial Officer

RBS INVESTMENT MANAGEMENT, L.L.C.

By:	ESL Investments, Inc., as its manager

By:	/s/ Adrian J. Maizey
Name: Adrian J. Maizey Title: Chief Financial Officer

EDWARD S. LAMPERT

/s/ Edward S. Lampert
Edward S. Lampert

WILLIAM C. CROWLEY

/s/ William C. Crowley
William C. Crowley